Exhibit 10.67

AGREEMENT REGARDING CASHLESS WARRANT EXERCISE

THIS AGREEMENT dated as of July 28, 2005, by and between Biovest International, Inc. a Delaware corporation (“Biovest”) and Christopher Kyriakides, who is the Holder of Warrants to purchase 2,600,000 shares of Biovest Common Stock (hereinafter “Holder”), is as follows:

WHEREAS Biovest and Holder understand and acknowledge that Biovest management is in the process of listing the Biovest Common Stock on the NASD Over the Counter-Bulletin Board for public trading; and

WHEREAS it is in the interest of both Biovest and Holder that the number of shares of Common Stock of Biovest that are subject to contingent issuance under Warrants and Convertible Notes (“Overhang”) be consistent with comparable public companies in order to be able to sustain a reasonably comparable market value which reflects the company’s actual value and the anticipation of potential for future growth and success; and

WHEREAS both Biovest and Holder acknowledge and agree that the existence of large outstanding Overhang may create uncertainty and potentially destabilizing influences on the market value of Biovest Common Stock, which may tend to prevent the maintenance of a trading price fairly reflecting the value of Biovest;

NOW THEREFORE, for good and valuable consideration, receipt of which is hereby mutually acknowledged, the parties hereby agree as follows:

1. Subject to the terms contained herein, Biovest hereby grants to Holder the right to a Cashless Exercise of Holder’s outstanding Warrants, which are more particularly identified on the attached Exhibit A hereto. For purposes hereof, “Cashless Exercise” shall mean the right of the Holder to exchange the outstanding warrants for a specified number of shares of fully-paid non-assessable shares of Biovest Common Stock without the necessity to otherwise pay the exercise price in cash.

2. In consideration of the grant of this right to Cashless Exercise, Holder hereby irrevocably effects a cashless exercise all of the Warrants set forth on Exhibit A, subject to and to be implemented within fifteen (15) days of the commencement of public trading of Biovest Common Stock, The exercise shall be deemed effective upon the commencement of trading of Biovest Common Stock on the OTC-Bulletin Board, which shall take place within sixty (60) days.

3. Biovest agrees to issue to Holder and Holder agrees to accept from Biovest in full and complete satisfaction of all rights and obligations pursuant to the Warrants identified in Exhibit A hereto the number of shares of Biovest Common Stock set forth on Exhibit A hereto, which shares shall be fully-paid and non-assessable. Upon completion, Holder acknowledges and agrees that all warrant rights previously held by Holder shall be extinguished, and that Holder’s rights pursuant to those warrants shall be replaced by the rights granted herein.

4. Biovest and Holder acknowledge and agree that the Biovest Common Stock issued pursuant to this Agreement may bear a restrictive legend stating that the shares are not registered securities under the Securities Act of 1933, as amended, or any state securities laws, unless Holder qualifies for an exemption from said restrictions. Entry into this Agreement is not intended to alter the right to such an exemption which may be available to Holder with respect to the original Warrant grant.

5. Representations:

A. Holder acknowledges and represents that Holder has had access to all reports filed with the SEC by Biovest; Biovest represents that it has made all required filings with the SEC and that it intends to continue to make such filings as and when they become due.

B. Holder is an “Accredited Investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, (ii) Holder has the financial ability to bear the economic risk of Holder’s investment as contemplated by this Agreement, and (iii) Holder was given the opportunity to ask questions to (and received satisfactory answers from) Biovest regarding the terms and conditions of this Agreement;

C. Biovest represents that the cashless conversion rights offered to Holder herein are the same as those offered to all other warrant holders of warrants at the same exercise price(s).

D. Other than as specifically set forth herein, there have been no representations or warranties made by either party to the other.

6. Holder and Biovest hereby agree to submit any dispute that may arise pursuant to this agreement to arbitration under the auspices of the American Arbitration Association Rules of Commercial Arbitration, to be venued in New York, NY. This agreement is subject to approval by the Board of Directors of Biovest.

Biovest International, Inc.		Holder

By:	/s/ James McNulty	Signature	/s/ Christopher Kyriakides
Name:	James McNulty	Name	Christopher Kyriakides
Title:	CFO	Date:	8/22/05
Date:	9/30/05

Exhibit A

Warrant Dated June 16, 2003 (1,300,000 Shares @ $0.25; 1,300,000 Shares @$0.50)

Total Cashless Shares to be Issued in full and complete satisfaction and cancellation of all outstanding Warrants listed above:

1,625,000 fully-paid non-assessable shares of Biovest Common Stock